FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2004

Electronic Data Systems Corporation

(Exact name of registrant as specified in its charter)

Delaware	01-11779	75-2548221
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Legacy Drive

Plano, Texas 75024-3105

(Address of Principal Executive Offices,

Including Zip Code)

Registrant’s telephone number, including area code: (972) 604-6000

Item 5.	Other Events

The registrant is filing under Item 5 the Summary of Results of Operations, Notes to the Summary Results of Operations, Summary of Consolidated Balance Sheets and Summary of Consolidated Cash Flows (excluding Note 2 to the Summary of Consolidated Cash Flows) at and for the three months ended March 31, 2004, which are incorporated from Exhibit 99.1 to this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC DATA SYSTEMS CORPORATION

April 27, 2004	By:	/S/ D. GILBERT FRIEDLANDER
D. Gilbert Friedlander, Executive Vice President, General Counsel and Secretary